THIS EXHIBIT HAS BEEN REDACTED TO REMOVE INFORMATION THAT IS NOT MATERIAL AND THAT THE REGISTRANT MUST TREAT AS PRIVATE AND CONFIDENTIAL.

FELICITEX MATERIAL TRANSFER AGREEMENT

This **Felicitex Material Transfer Agreement** (this "Agreement") is dated January 29th, 2020 and is by and between Felicitex Therapeutics, Inc., a Delaware corporation ("Felicitex") having a usual place of business at 27 Strathmore Rd., Natick, MA 01760 and Whitehead Institute for Biomedical Research, a non-profit Delaware corporation having a place of business at 455 Main Street, Cambridge, MA 02142 ("Recipient") (together with Felicitex, "Parties" and each, a "Party").

WHEREAS, Felicitex possesses certain technical and other proprietary material as detailed below;

WHEREAS, Recipient desires to use the Material for certain research and evaluations as detailed herein; and

WHEREAS, Felicitex desires to share the Material with Recipient, but only in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. **The Material**. Felicitex shall deliver to Recipient the technical and other proprietary material and/or information as detailed in Exhibit 1 hereto (the "Material").

2. **The Purpose**. The Recipient shall use the Material only for purposes set out in the study proposal attached hereto as Exhibit 2 (the "Purpose") and for no other purpose or use whatsoever. Recipient shall further use the Material in accordance with directions provided by Felicitex. Felicitex will try to provide the amount of the Material needed to complete the Purpose; however, Recipient acknowledges that Felicitex is not required to replace lost or damaged Material or any Material deemed to be unfit. Felicitex cannot guarantee that any additional supply of the Material can be made available in the future or, if available, that it will be from the same lot or of similar quality.

3. **Restrictions on Use**. (a) Recipient shall only allow those trained in handling similar materials in their assigned job functions to handle the Material. (b) Recipient shall be responsible for ensuring that all personnel utilizing the Material, receiving Confidential Information (as defined herein), and/or conducting the Purpose understand and agree to be bound by all of the terms and conditions of this Agreement, and Recipient agrees to be responsible for any failures by personnel to comply with this Agreement. (c) Recipient assumes all responsibilities and risks in connection with the receipt, handling, storage, use, and disposal of the Material, and will comply with all applicable federal, state, and local laws and regulations. (d) Recipient understands that the Material has not been approved for human use and Recipient shall not administer the Material to humans in any manner or form. (e) Recipient shall not sell, transfer, or otherwise distribute the Material to any third party without expressed written permission by Felicitex. (f) Recipient shall not allow the Material to be handled or disclosed to any personnel who do not have a need to know about the Material for the Purpose. (g) Recipient

shall not use the Material to support the research or development of any commercial product except as indicated in the Purpose, including, without limitation, any product containing, discovered, or derived from use of the Material. (h) Recipient shall not attempt to reverse engineer, characterize, or ascertain the chemical structure of the Material or its degradants or metabolites, and shall not make derivatives of, or perform experiments to determine the identity of the Material.

4. **Disclaimer**. RECIPIENT ACKNOWLEDGES THAT THE MATERIAL IS EXPERIMENTAL IN NATURE AND IS BEING PROVIDED "AS IS" AND WITHOUT WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TOXICITY PROFILE, AND WARRANTY OF NON-INFRINGEMENT OF ANY PROPRIETARY OR INTELLECTUAL PROPERTY RIGHT OF A THIRD PARTY.

5. **Reports**. Recipient shall provide Felicitex with a confidential written report detailing its progress on the Purpose and its finding, including relevant know-how, within thirty (30) days upon (a) reasonable request from Felicitex from time to time, (b) completion of the Purpose or as scheduled in Exhibit 2 and (c) termination of this Agreement.

6. **Confidential Information**. As used herein, "Confidential Information" means the Material, any Results and Inventions (as defined below), and all information in any form concerning the Material plus other scientific, technical, trade, or business information that is treated by Felicitex as confidential or proprietary and that is disclosed by Felicitex to Recipient hereunder. Recipient agrees that Recipient shall (a) use, copy, and make extracts of the Confidential Information only in connection with the Purpose and (b) not disclose any of the Confidential Information to any third party other than its directors, officers, and employees who have a need to know the Confidential Information for the Purpose and who are bound by obligations of confidentiality substantially similar to those in this Agreement. Recipient is liable to Felicitex for any use or disclosure of the Confidential Information in violation of the terms of this Agreement by any of Recipient's personnel. The terms of this Section do not apply to any information that Recipient can demonstrate: (i) Recipient possessed before Felicitex disclosed it under this Agreement; (ii) is or becomes public (other than as a result of breach of this Agreement by the Recipient or its personnel); (iii) the Recipient obtains from a third party free of any confidentiality obligation to Felicitex with respect to such information; or (iv) is independently developed by or on behalf of Recipient without the use of the Confidential Information. Notwithstanding anything to the contrary contained herein, Recipient shall be permitted to disclose any Confidential Information that is required to be disclosed by a governmental authority or by applicable law, provided that the Recipient shall: (i) notify Felicitex of any such disclosure requirement as soon as practicable; (ii) cooperate with Felicitex if Felicitex seeks a protective order or other remedy in respect of any such disclosure; and (iii) furnish only that portion of the Confidential Information which Recipient is legally required to disclose.

7. **Intellectual Property**.

(a) The Material and all proprietary rights thereto, including, but not limited to, patent rights, are and shall remain the sole property of Felicitex. No express or implied license

or any other right is granted to Recipient under any patents, patent applications, trade secrets, or other proprietary rights of Felicitex except for the limited purpose of the Purpose and as set forth herein.

(b) Any and all results obtained with the Material and by engaging in the Purpose, including the underlying data and conclusions drawn from the Purpose (together, with all intellectual property rights therein, the "Results"), and any improvements and discoveries, whether or not patentable, arising from the use of the Material, including, without limitation, any mixtures or combinations or conjugates of the Material with other molecules and applications to various indications, (together, with all intellectual property rights therein, the "Inventions"), shall be the sole property of Recipient.

(c) For Inventions that are new uses of the Material ("Material Inventions"), Recipient hereby grants to Felicitex a worldwide, irrevocable, perpetual, royalty-free, non-exclusive but sub-licensable license under Recipient's rights in such Material Inventions, whether patentable or not, to make, have made, use, sell, offer to sell, import and export products covered by such Material Inventions. In addition, Recipient grants to Felicitex an exclusive option, exercisable within six (6) months of disclosure of the Material Inventions (hereinafter "OPTION PERIOD"), to negotiate an exclusive, worldwide, sub-licensable, and royalty-bearing license under Recipient's rights in any such Material Inventions to make, have made, use, sell, offer to sell, import and export products covered by such Material Inventions (hereinafter the "FELICITEX OPTION"). Felicitex shall have the right to exercise the FELICITEX OPTION by providing written notification to Recipient within the OPTION PERIOD. In the event that Felicitex does not wish to exercise the option, Felicitex has the right to terminate the OPTION PERIOD early by providing written notice to Recipient. In the event that Felicitex exercises the FELICITEX OPTION, the parties shall negotiate in good faith the terms and conditions of a license agreement within a further period of six (6) months following exercise of the FELICITEX OPTION ("NEGOTIATION PERIOD"). The Parties agree that such terms and conditions will be fair and commercially reasonable (incorporating and not exceeding the financial terms of Exhibit 3) and include provisions such as indemnification and insurance that is typical in licenses from academic institutions.

During the OPTION PERIOD, and in case Felicitex exercised the FELICITEX OPTION, and also during the NEGOTIATION PERIOD, Recipient shall not enter into negotiations or into any transaction with any third party regarding the Material Inventions. In the event Felicitex does not exercise the FELICITEX OPTION within the OPTION PERIOD or if the Parties do not enter into a license agreement within the NEGOTIATION PERIOD, Recipient shall be free to enter into license negotiations with third parties, subject to the non-exclusive license granted to Felicitex above, which remains in effect.

During the OPTION PERIOD and NEGOTIATION PERIOD, Felicitex shall reimburse Recipient for the costs of maintenance, filing, and prosecution of patent application(s) covering Material Inventions in the countries requested by Felicitex. Recipient shall be responsible for preparing, filing, prosecution and maintenance of any patents regarding Inventions, including Material Inventions. During the OPTION PERIOD and NEGOTIATION PERIOD, Recipient shall cooperate with Felicitex in order to ensure that the claims of the patent application(s) cover

the subject matter Felicitex is interested in and that the respective patent application(s) are filed and maintained in the countries selected by Felicitex.

8. **Publications**.

(a) Publications, in print, electronic, or other media, include but are not limited to articles, whether in peer reviewed journal or not, articles, opinion pieces, testimonials, etc. in trade magazines or pamphlets, books, book chapters, posters, oral presentations, videos, etc. in English or another language (together "Publications"). If Recipient wishes to publish any of the Results, Recipient will furnish Felicitex with a copy of the manuscript disclosing such Results prior to submission. Felicitex shall have thirty (30) days after receipt of the copy to review the proposed publication to provide comments or objections, and to suggest corrections and amendments in writing for Recipient's consideration, and/or to remove any Confidential Information. If Felicitex does not provide any comments within thirty (30) days of receipt of a copy of the proposed publication then the proposed publication is seemed to be accepted as is. In the event that Felicitex provides Recipient with written comments, objections, corrections, or amendments to the proposed publication, Recipient shall either (i) make reasonable effort to implement Felicitex's corrections and amendments; (ii) remove Confidential Information from the proposed publication; (iii) or, if any Confidential Information remains in the proposed publication, the Recipient will delay its submission for publication for maximum of thirty (30) days from receipt of Felicitex's objections on the proposed publication to allow Felicitex an opportunity to protect Felicitex's proprietary or intellectual property rights relating to the Material that might be contained in such disclosure.

(b) Without limiting the foregoing, any publication by Recipient wholly or in part based on or related to the Material, the Purpose, the Results, or the Inventions must list Felicitex's personnel (scientists or consultants, in the discretion of Felicitex) as co-authors and/or acknowledge Felicitex as the source of the Material, in accordance with journal standards.

(c) Following Publications, Felicitex agrees to use reasonable efforts to provide the Material to scientists requesting it under an appropriate material transfer agreement.

9. **Termination.** Felicitex may terminate Recipient's right to use the Material upon notice to Recipient at any time. Within fourteen (14) days of termination for any reason, Recipient shall return to Felicitex any of the Material in Recipient's possession, or, upon Felicitex's instruction, destroy any such Material and certify in writing that the Recipient has either returned to Felicitex or destroyed all of the Material. Upon termination for any reason, only Recipient's right to use the Material shall be terminated, and all other parts of this Agreement shall stay in effect. Upon termination for any reason and upon fourteen days (14) of written request by Felicitex, Recipient shall return or destroy all documents or copies containing Confidential Information; provided however that Recipient may retain one copy of such files for archival purposes only.

10. **Indemnification and Release**. Recipient shall indemnify and hold Felicitex harmless for and against any and all third-party claims and expenses, including attorney's

fees and all other costs, arising from or in connection with Recipient's use or disposition of the Material and/or this Agreement. In the event that Recipient has a dispute with any third parties arising from or in connection with Recipient's use or disposition of the Material, Recipient hereby releases Felicitex, its officers, employees, agents, consultants, and successors-in-right from claims, demands, and damages (actual and consequential) of every kind or nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to any such dispute.

11. **Limitations of Liability**. Under no circumstances shall Felicitex be liable to any party (including Recipient) for any direct or any special, incidental, indirect, consequential, exemplary, or punitive damages based on any theory of liability arising out of or in any manner connected with this Agreement, the Material or the subject matter hereof, and regardless of whether Felicitex has been informed of or otherwise may have anticipated the possibility of such damages.

12. **Insurance and Risk**. Recipient represents and warrants to Felicitex that it is either self-insured or that it has adequate liability insurance protection to conduct the Purpose, such protection also being applicable to Recipient's personnel while acting in the scope of their engagement with Recipient. Recipient assumes any and all risks of personal injury, property damage, or any other form of damage or injury attributable to neglect, acts, or omissions of Recipient, its personnel or third parties.

13. **General Terms.**

(a) *Entire Agreement; Amendments.* This Agreement embodies the entire agreement and understanding of the Parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes all prior discussions, negotiations, agreements, and understandings (both written and oral) between the parties with respect to the transactions contemplated hereby that are not reflected or set forth in this Agreement. This Agreement may only be amended in writing executed by both parties.

(b) *Assignment and Sublicensing.* Recipient may not assign, sublicense, or transfer this Agreement without the prior written consent of Felicitex.

(c) *Successors and Assigns.* The obligations of confidentiality, assignment of patent rights, etc. inure to Recipient's successors, assigns, and legal agents.

(d) *Severability.* If any provision of this Agreement, or the application of any such provisions to either of the Parties is held by a court of competent jurisdiction to be invalid, unlawful, or unenforceable, (i) the remaining provisions of this Agreement will nonetheless be valid and enforceable and shall remain in full force and effect, and will not be affected, impaired, or invalidated in any manner, (ii) such determination shall not affect the validity, lawfulness, or enforceability of this Agreement in any other jurisdiction, and (iii) the invalid, unlawful, or unenforceable provision will be deemed superseded by a valid, lawful, and enforceable provision that most closely matches the intent of the original provision.

(e) *Third Parties.* Nothing herein is intended, nor will be deemed, to confer rights or

remedies upon any third party.

(f) *Interpretation.* The headings in this Agreement are inserted for convenience of reference only and are not to be considered in the interpretation or construction of the provisions hereof. The singular of any term shall include the plural, and vice versa. All uses of "including" herein shall be interpreted to mean "including, but not limited to."

(g) *Notices.* All notices hereunder shall be in writing and shall be delivered by certified mail and email to the other party at the address set forth below or at such other address as such party may designate in writing. Each such notice hereunder will be effective upon the date of delivery.

Felicitex:
Attn: Maria Vilenchik, PhD
Felicitex Therapeutics, Inc.
27 Strathmore Rd.
Natick, MA 01760
mvilenchik@felicitex.com

With a copy to:
Val Gurvits, Esq.
Boston Law Group, PC
825 Beacon Street, Suite 20
Newton Centre, MA 02459
vgurvits@bostonlawgroup.com

Recipient:
Whitehead Institute for Biomedical Research
455 Main Street
Cambridge, MA 02142
Attn: Intellectual Property (Ref: M7743)

(h) *Governing Law; Jurisdiction.* This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to the conflict of law principles thereof. The parties agree to the exclusive jurisdiction of the state and federal courts in Boston, Massachusetts.

(i) *Counterparts.* This Agreement may be executed in two counterparts, each of which, when so executed and delivered, shall be an original, but both of which together shall constitute one and the same instrument.

(j) *Language.* If this Agreement is executed in English and any other language, in the event of a conflict between the English version and the foreign translation, the terms of the English version shall control.

(k) *Waiver*. Any waiver by either Party of any right shall not operate or be construed as a general waiver.

[Signatures on next page]

IN WITNESS WHEREOF, the undersigned Parties have executed this Agreement as of the date set forth above.

FELICITEX:
Felicitex Therapeutics, Inc.

By: ______________________

Name: Maria Vilenchik, PhD

Title: CEO.and Founder

RECIPIENT:
Organization: Whitehead Institute for Biomedical Research

By: ______________________

Name: Carla DeMaria

Title: Director of Intellectual Property & Sponsored Programs

Exhibit 1

The Material

FX9847: A selective small molecule inhibitor that activates dormant/quiescent cancer cells

Exhibit 2
The Purpose

Weinberg Lab at Whitehead Institute will [redacted]

Exhibit 3
Financial Terms for an Exclusive License

- Upfront: $10,000 on Felicitex's exercise of Option.
- Milestone: $500,000 on NDA Approval in an indication that is covered by a claim of the PATENT RIGHTS of such Materials Inventions (payable once only).
- Royalty Rate: 0.25% of NET SALES of LICENSED PRODUCT (which is covered by PATENT RIGHTS of such Materials Inventions).

"LICENSED PRODUCT" means any product that, in whole or in part, absent a license granted, would infringe one or more claims of the PATENT RIGHTS.

"NET SALES" means the gross amount billed by Felicitex and its AFFILIATES and SUBLICENSEES for LICENSED PRODUCTS, less deductions to-be negotiated in a definitive license agreement.

"PATENT RIGHTS" means the United States and international patents of the Materials Inventions.